Emergent Capital, Inc. Announces First Quarter 2020 Results
Company Reports Book Value of $0.34 per Share

Boca Raton, Fla., April 20, 2020 – Emergent Capital, Inc. (OTCQX: EMGC) ("Emergent" or the "Company"), today reported its financial results for the first quarter of 2020.

First Quarter 2020 and Recent Highlights

•	Total Income from continuing operations was $18.8 million as compared to a loss of $33.9 million in the prior year quarter;

•
Net income from continuing operations was $12.5 million, or $0.07 per diluted share, as compared to a net loss from continuing operations of $37.5 million, or $0.24 loss per diluted share in the prior year quarter;

•
Emergent’s 27.5% equity investment in White Eagle Portfolio had nine policy maturities with a face value of approximately $46.9 million, gain on maturity of $23.8 million, average age at maturity of 88.4 years with an average LE of 44 months or 3.7 years;

•	Emergent settled with Sun Life for $36.1 million related to 31 life insurance policies with face values totaling $163.5 million;

•	Emergent redeemed $8.0 million principal of the 5.0% Convertible Notes in exchange for cash consideration of $4.8 million inclusive of unpaid interest; and

•	White Eagle Portfolio to date during the second quarter of 2020, has had seven policy maturities totaling $28.9 million through April 20, 2020.

White Eagle Portfolio Highlights

Three Months Ended February 29, 2020
(in thousands)
Life insurance policies owned	524
Face value of life settlements	$2,453,152
Average age of insured	85.5
Average life expectancy of insured	6.8
Average death benefit per policy	$4,682
Average annual premium per policy	$194
Average monthly premium per policy	$16.2

"Our investment assets performed well in the first quarter providing Emergent with a strong foundation to build on in 2020,"
said Pat Curry, Emergent’s Chairman and Chief Executive Officer. "With nine policy maturities that yielded an aggregate benefit of $46.9 million, the first quarter of 2020 was the most active quarter in the history of Emergent and the White Eagle portfolio.

Thus far, our second quarter for 2020, which ends May 31st, has seven policy maturities totaling $28.9 million. We are actively working to maximize the return of our 27.5% equity investment in the White Eagle Portfolio and closely evaluating how the impact of the COVID-19 Pandemic will affect how we value and report our investment assets. Our portfolio is highly concentrated geographically, with the last known location of more than 60% of insureds believed to be in New York, California and Florida, three states that have been hardest hit by the current pandemic. As of the end of the first quarter, the portfolio had an average insured age of 85.5 years and an average life expectancy of 6.8 years across the 524 policies in the portfolio, and it is likely that the level of maturities will accelerate over time as the gap between average age and expectancy narrows."

First Quarter 2020 Financial Results Summary

•	Income from continuing operations was $18.8 million, an increase of $52.7 million from the prior year quarter, primarily driven by:

◦	$11.4 million Sun Life settlement;

◦	$2.0 million distribution from the investment in the limited partnership;

◦	$5.4 million change in the fair value of the investment limited partnership; and

◦	$33.9 million reduction in change in fair value loss of deconsolidated subsidiaries included in prior year

•	Total expense from continuing operations was $3.9 million, a slight increase of $338,000 from the prior year quarter, primarily due to:

◦	$2.8 million gain on extinguishment of the Convertible Notes; and

◦	$3.5 million increase in SG&A expenses attributable in part to one time executive retention agreements and legal and professional fees.

•
Net income from continuing operations of $12.5 million, or 0.07 per diluted share, for the three months ended February 29, 2020, compared to a net loss from continuing operations of $37.5 million, or $0.24 loss per diluted share for the three months ended February 28, 2019.

Investment in Limited Partnership Quarterly Highlights:

•	For the first quarter of fiscal period 2020, Emergent’s 27.5% equity investment in White Eagle resulted in a fair value of approximately $143.2 million;

•
The portfolio experienced nine maturities with aggregate face value of approximately $46.9 million, gain on maturity of $23.8 million, weighted average age of 88.4 years and weighted average life expectancy of 3.7 years. The ratio of realized gain to face value was approximately 51%;

•	The premium/expense reserve account received approximately $26.9 million from the collection account coming from maturity proceeds collected;

•	$26.2 million was distributed from the premium/expense reserve as follows:

◦	$22.5 million was utilized to pay premiums;

◦	$1.8 million was used to pay facility-related expenses; and

◦	$2.0 million was utilized for distribution to Emergent to satisfy the requirement of the Class B monthly distribution.

About Emergent Capital, Inc.
Emergent (OTCQX: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

Investor Relations
Rob Fink
FNK IR
646.809.4048
IR@emergentcapital.com
www.emergentcapital.com

# # #

-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended February 29,	Three Months Ended February 28,
	2020	2019
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	$—	$2
Change in fair value of investment in limited partnership, net of distributions	7,351	—
Change in fair value of investment in deconsolidated subsidiaries	—	(33,965)
Gain on life settlements, net	743	—
Other income	10,716	46
Total income (loss)	18,810	(33,917)
Expenses
Interest expense	2,394	2,763
Extinguishment of debt	(2,815)	—
Personnel costs	1,954	169
Legal fees	909	(5)
Professional fees	857	335
Insurance	317	179
Other selling, general and administrative expenses	264	101
Total expenses (income)	3,880	3,542
Income (loss) from continuing operations before income taxes	14,930	(37,459)
Provision (benefit) for income taxes	2,428	—
Net income (loss) from continuing operations	$12,502	$(37,459)
Discontinued Operations:
Income (loss) from discontinued operations, net of income taxes	(64)	(17)
Provision (benefit) for income taxes	—	—
Net income (loss)from discontinued operations	(64)	(17)
Net income (loss)	$12,438	$(37,476)
Income (loss) per share:
Basic income (loss) per share
Continuing operations	$0.08	$(0.24)
Discontinued operations	$—	$—
Net income (loss) - basic	$0.08	$(0.24)
Diluted (loss) income per share
Continuing operations	$0.07	$(0.24)
Discontinued operations	$—	$—
Net income (loss) - diluted	$0.07	$(0.24)
Weighted average shares outstanding:
Basic	157,568,811	156,919,099
Diluted	199,922,673	156,919,099

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	February 29, 2020	November 30, 2019*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$25,117	$24,283
Certificates of deposit	513	511
Prepaid expenses and other assets	2,381	377
Operating lease asset	125	—
Deposits - other	1,377	1,377
Life settlements, at estimated fair value	—	1,297
Fixed assets, net	12	18
Investment in limited partnership, at estimated fair value	143,201	137,849
Total assets	$172,726	$165,712
LIABILITIES AND STOCKHOLDERS’ DEFICIT/EQUITY
Liabilities
Accounts payable and accrued expenses	$1,623	$1,651
Other liabilities	40	86
Operating lease liability	133	—
Interest payable - 5.0% Convertible Notes	159	1,116
5.0% Convertible Notes, net of discount and deferred debt costs	63,779	71,022
Interest payable - 8.5% Senior Secured Notes	854	854
8.5% Senior Secured Notes, net of deferred debt costs	45,933	45,675
Current tax liability	5,623	3,195
Total liabilities	118,144	123,599
Commitments and Contingencies
Stockholders’ Deficit/Equity
Common stock (par value $0.01 per share, 415,000,000 authorized at February 29,2020 and November 30, 2019; 159,277,966 issued and 158,669,966 outstanding as of February 29, 2020; 158,365,275 issued and 157,757,275 outstanding as of November 30, 2019)	1,593	1,584
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of February 29, 2020 and November 30, 2019)	—	—
Treasury Stock, net of issuance cost (608,000 shares as of February 29, 2020 and November 30, 2019)	(2,534)	(2,534)
Additional paid-in-capital	334,598	334,576
Accumulated deficit	(279,075)	(291,513)
Total stockholders’ deficit/equity	54,582	42,113
Total liabilities and stockholders’ deficit/equity	$172,726	$165,712

 *    Derived from audited consolidated financial statements.